EXHIBIT 10.25

                        ADVANCED TECHNICAL PRODUCTS, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

        On November 6, 1997 (the "Effective Date"), the Board of Directors of Advanced Technical Products, Inc. (the "Company") adopted a program of granting stock options to non-employee directors of the Company which is formalized by the following Non-Employee Directors Stock Option Plan:

                1. PURPOSE. The purpose of the Plan is to provide non-employee directors of the Company with a proprietary interest in the Company through the granting of options which will

                        (a) increase the interest of the directors in the
                Company's welfare; (b) furnish an incentive to the directors to continue their services for the Company; and

                        (c) provide a means through which the Company may
                attract able persons to serve on the Board.

                2. ADMINISTRATION. The Plan will be administered by the Board or the Committee.

                3. PARTICIPANTS. Each director of the Company who is not an employee of the Company or any Subsidiary of the Company (an "Eligible Director") will be granted options under the Plan, and upon such grant will become a participant in the Plan.

                4. SHARES SUBJECT TO PLAN. Options may not be granted under the Plan for more than 100,000 shares of Common Stock of the Company, but this number may be adjusted to reflect, if
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        deemed appropriate by the Board, any event described in Section 12.
        Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan may be reoffered under the Plan.

                5. ALLOTMENT OF SHARES. Grants of options under the Plan shall be as described in this Section 5.

                        (a) Each Eligible Director of the Company on the
                Effective Date shall be granted an option, effective as of the date establishing the option price under Section 7 (the "Grant Date"), to purchase 7,500 shares of Common Stock.

                        (b) Each Eligible Director of the Company who is
                appointed or elected to the Board and has not previously served as a director of the Company shall be granted an option, effective as of the Grant Date, to purchase 7,500 shares of Common Stock.

                        (c) Each Eligible Director of the Company elected at the
                annual stockholders meeting, other than a first-time director covered by Section 5(b), shall be granted an option, effective as of the Grant Date, to purchase 1,000 shares of Common Stock.

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                6. GRANT OF OPTIONS. All options under the Plan shall be
        automatically granted as provided in Section 5. The grant of options shall be evidenced by stock option agreements containing such terms and provisions as are approved by the Board, or the Committee, but not inconsistent with the Plan. The Company shall execute appropriate stock option agreements.

                7. OPTION PRICE. The option price shall be equal to the closing price of Common Stock of the Company on (a) for grants under Section 5(a), the date of adoption of the Plan by the Board, (b) for grants under Section 5(b), the date of commencement of the Eligible Director's service on the Board and (c) for grants under Section 5(c), the applicable date of the Company's annual stockholders meeting.

                8. OPTION PERIOD. The Option Period will begin on the Grant Date and will terminate on the earlier of (i) the tenth anniversary of that date or (ii) the 180th day after termination of the Eligible Director's service on the Board.

                9. RIGHTS IN EVENT OF DEATH. If a participant dies prior to termination of his right to exercise an option in accordance with the provisions of his stock option agreement without having totally exercised the option, the option may be exercised at any time prior to the earlier of the date of its expiration or the 180th day after the participant's death by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance or by

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        reason of the death of the participant, subject to the other terms of the Plan and applicable laws, rules and regulations.

                10. PAYMENT. Full payment for shares purchased upon exercising an option shall be made in cash or by check at the time of exercise, or on such other terms as are set forth in the applicable option agreement. No shares may be issued until full payment of the purchase price therefor has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

                11. VESTING.

                        (a) Options described in Sections 5(a) and (b) will vest
                in one-third increments on the days immediately preceding each of the three annual stockholders meetings which follow the Grant Date, provided that the participant is still a director of the Company on those dates. Options described in Section 5(c) will vest 100% on the day immediately preceding the annual stockholders meeting which follows the Grant Date, provided that the participant is still a director of the Company on that date.

                        (b) In no event may an option be exercised or shares be
                issued pursuant to an option if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of options shall not have been taken or secured.

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                12. CAPITAL ADJUSTMENTS AND REORGANIZATIONS. The number of shares of Common Stock covered by each outstanding option granted under the Plan and the option price thereof, and the number of shares to be granted pursuant to Sections 5(b) and (c), may be adjusted to reflect, as deemed appropriate by the Board, any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Company.

                13. NON-ASSIGNABILITY. Options may not be transferred other than by will or by the laws of descent and distribution. Except as otherwise provided in the Plan, during a participant's lifetime, options granted to a participant may be exercised only by the participant.

                14. INTERPRETATION. The Board or the Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Board or the Committee may rescind and amend its rules and regulations.

                15. AMENDMENT OR DISCONTINUANCE. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company.

                16. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed

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        to give any director any right to be granted an option to purchase
        Common Stock of the Company or any other rights except as may be evidenced by the stock option agreement, or any amendment thereto, duly authorized by the Board or the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

                17. TERM. Unless sooner terminated by action of the Board, the Plan will terminate on November 5, 2007. Neither the Board nor the Committee may issue options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.

                18. DEFINITIONS. For the purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

                        (a) "Plan" means this Non-Employee Directors Stock
                Option Plan, as amended from time to time.

                        (b) "Board" means the board of directors of the Company.

                        (c) "Committee" means any committee of the Board
                appointed by the Board to administer the Plan or any portion of the Plan.

                        (d) "Common Stock" means the Common Stock which the
                Company is currently authorized to issue or may in the future be authorized to issue (as long as the common

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                stock varies from that currently authorized, if at all, only in amount of par value).

                        (e) "Option Period" means the period during which an
                option may be exercised.

                        (f) "Subsidiary" means any corporation in an unbroken
                chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.